AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (this “Agreement”) is made and entered into by and between Michelle Kley (“Kley”) and the Company (as defined below).

WHEREAS, Kley’s employment relationship with the Company terminated effective July 19, 2022 (the “Separation Date”); and

WHEREAS, Kley and the Company wish to enter into this Agreement which settles fully and finally any and all differences and matters between them.

1.    Release. For good and valid consideration set forth in Section 4 of this Agreement, the receipt and adequacy of which are hereby acknowledged, Kley does hereby release and forever discharge the “Releasees” hereunder, consisting of Galactic Co., LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. a Delaware corporation (“PubCo” and, together with OpCo, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Kley now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Kley by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of Kley; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act.

2.    Claims Not Released. Notwithstanding the foregoing, the release in Section 1 (the “Release”) shall not operate to release any rights or claims of Kley (i) to payments or benefits described herein; (ii) with respect to Section 2(b)(v) of the that certain Employment Agreement, dated as of November 20, 2019, by and between (among others) PubCo and Kley; (iii) to accrued or vested benefits Kley may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company; (iv) to file a claim for unemployment or workers’ compensation benefits; (v) to bring to the attention of the U.S. Equal Employment Opportunity Commission or similar state or local administrative agency claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that Kley releases Kley’s right to secure damages or other relief for any such alleged treatment; (vi) to any Claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Kley and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company; (vii) to any Claims which cannot be waived by an employee under applicable law; or (viii) with respect to Kley’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.    Unknown Claims.

KLEY ACKNOWLEDGES THAT KLEY HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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KLEY, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS KLEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4.    Consideration. Provided Kley timely executes this Agreement, and does not revoke the Release contained in this Agreement, the Company shall provide to Kley (i) the prompt reimbursement for all reasonable personal security expenses, determined in accordance with the guidelines set forth on Exhibit A, incurred by Kley or her affiliates from (and including) the Separation Date through (and including) the six-month anniversary of the Separation Date (such period, the “Reimbursement Period”) and (ii) a cash amount equal to the aggregate imputed or imposed federal, state and local taxes on any such reimbursements, plus any taxes imposed on such cash amount, so that Kley on an after-tax basis is in the same position as if there had been no imputation or imposition of income on Kley (and Kley’s then-applicable marginal tax rates shall be used to calculate the cash amount). Kley agrees and acknowledges to submit any such expenses in accordance with the guidelines set forth on Exhibit A. Likewise, the Company agrees to reimburse Kley for any such expenses in accordance with the guidelines set forth on Exhibit A.

5.    Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall prohibit Kley from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Kley’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Kley will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement prevents Kley from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Kley has reason to believe is unlawful.

6.    Representations. Kley represents and warrants that there has been no assignment or other transfer of any interest in any Claim which Kley may have against Releasees, or any of them, and Kley agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Kley under this indemnity.

7.    No Action. Kley agrees that if Kley hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Kley agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

8.    No Admission. Kley further understands and agrees that neither the payment of any sum of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to Kley.

9.    OWBPA. Kley agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver and release of all Claims Kley has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s

Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, Kley is hereby advised as follows:

(i)Kley has read the terms of this Agreement, and understands its terms and effects, including the fact that Kley agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Agreement;

(ii)Kley understands that, by entering into this Agreement, Kley does not waive any Claims that may arise after the date of Kley’s execution of this Agreement, including without limitation any rights or claims that Kley may have to secure enforcement of the terms and conditions of this Agreement;

(iii)Kley has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which Kley acknowledges is adequate and satisfactory to Kley and which Kley acknowledges is in addition to any other benefits to which Kley is otherwise entitled;

(iv)the Company advises Kley to consult with an attorney prior to executing this Agreement;

(v)Kley has been given at least 21 days in which to review and consider this Agreement. To the extent that Kley chooses to sign this Agreement prior to the expiration of such period, Kley acknowledges that Kley has done so voluntarily, had sufficient time to consider the Agreement, to consult with counsel and that Kley does not desire additional time and hereby waives the remainder of the 21-day period; and

(vi)Kley may revoke the Release within seven days from the date Kley signs this Agreement and this Agreement will become effective upon the expiration of that revocation period. If Kley revokes the Release during such seven-day period, this Agreement will be null and void and of no force or effect on either the Company or Kley and Kley will not be entitled to the consideration described in this Agreement, which is expressly conditioned upon the execution and non-revocation of this Agreement. Any revocation must be in writing and sent to Michelle Carpenter, the Company’s outside legal counsel, via electronic mail at michelle.carpenter@lw.com, on or before 11:59 p.m. Pacific time on the seventh day after this Agreement is executed by Kley.

10.    Governing Law. This Agreement is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.

11.    Entire Agreement. This Agreement, together with the covenants referenced in this Section 11, sets forth the entire agreement between Kley and the Company and supersedes and replaces any and all prior oral or written agreements or understandings between Kley and the Company on the subject matter hereof. Kley acknowledges and agrees that Kley previously agreed to certain restrictive covenants with respect to the Company, and Kley hereby acknowledges and agrees that such provisions shall remain in full force and effect in accordance with their terms and that Kley shall be bound by their terms and conditions.

IN WITNESS WHEREOF, Kley has executed this Agreement this 30 day of August, 2022.

        /s/ Michelle Kley
        Michelle Kley

EXHIBIT A
SECURITY EXPENSE GUIDELINES

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